UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 7, 2015

National Holdings Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-12629	36-4128138
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

410 Park Avenue, 14th Floor, New York, NY		10271
(Address of Principal Executive Offices)		(Zip Code)

(212) 417-8000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 7, 2015, National Holdings Corporation (the “Company”) appointed Glenn C. Worman as the Company’s Executive Vice President – Finance.

In connection therewith, the Company entered into an employment agreement, dated as of May 7, 2015, with Mr. Worman (the “Employment Agreement”) providing for the terms of his employment for a period beginning on May 7, 2015 (the “Effective Date”) and ending on May 5, 2017 (the “Term”). The Employment Agreement provides a base salary of $280,000 per annum during the first 12 months of the Term, and $290,000 during the second 12 months of the Term. The Company will pay Mr. Worman a signing bonus of $75,000, payable in two installments, the first installment of $40,000 to be payable on August 9, 2015, and the second installment of $35,000 to be payable on July 1, 2016, provided in each case that Mr. Worman is still employed with the Company on the applicable payment date. Mr. Worman will be entitled to a guaranteed bonus of $100,000 to be paid no later than December 31, 2015 provided Mr. Worman remains employed with the Company on such payment date. At least $80,000 of such bonus will be paid in cash and the remainder shall be payable in cash or fully vested shares of common stock in the discretion of the Company. Beginning October 1, 2015 (the first day of the Company’s fiscal year), Mr. Worman will be eligible for an annual bonus as determined by the Compensation Committee of the Board of Directors and will be included in the executive bonus pool for senior executive officers of the Company. Mr. Worman will serve as the Company's principal financial officer in place of Alan B. Levin who will continue to serve as the Company's principal accounting officer.

In the event of any termination of employment, Mr. Worman will be entitled to receive (i) his then current base salary through the date of termination; (ii) reimbursement of all reasonable business expenses incurred prior to the date of termination; (iii) all accrued benefits that are payable to Mr. Worman pursuant to any employee benefit plan of the Company at the time and in the manner provided under the applicable plan; and (iv) any bonus earned but not yet paid for a prior fiscal year (collectively, the “Accrued Obligations”). In the event Mr. Worman’s employment is terminated by the Company without Cause or by Mr. Worman for Good Reason (terms as defined in the Employment Agreement), Mr. Worman will be also entitled to receive an amount equal to one year of his then base salary conditioned upon his execution of a general release.

If not previously terminated for any reason prior to the expiration of the Term and either the Company or Mr. Worman does not wish to continue the employment relationship, the Employment Agreement will terminate on such expiration date. If the Company gives notice that it does not wish to extend the Term, enter into a new agreement or renew the Employment Agreement (collectively, “Renewal”) at least 90 days prior to the end of the Term, his employment will terminate at the end of the Term and Mr. Worman will be shall only be entitled to the Accrued Obligations. If the Company provides less than 90 days’ notice, then the Company shall pay Mr. Worman an amount equal to his then current base salary for the excess of 90 over the number of days notice of non-Renewal the Company gave Mr. Worman prior to expiration of the Term. In addition, Mr. Worman will be entitled to receive at the end of the Term, in the event this Agreement terminates at the expiration of the Term, a severance payment equal to 90 days of his then current base salary, payable in the same manner and same time as set forth in the immediately preceding sentence. Additionally, subject to certain exceptions, upon termination of employment due to expiration of the Term on May 5, 2017, Mr. Worman will be eligible to receive a pro-rata bonus for such fiscal year in which his employment terminates.

Pursuant to a Nonqualified Inducement Stock Option Grant Notice, dated as of May 7, 2015 (“Option Grant Notice”) and related Stock Option Agreement, dated as of May 7, 2015 (“the “Stock Option Agreement), Mr. Worman received a grant of nonqualified stock options to purchase 180,000 shares of the Company’s common stock, of which (i) options to purchase 60,000 shares of common stock vested immediately, one third of such options have an exercise price of $4.50, one third of such options have an exercise price of $5.50 and one third of such options have an exercise price of $6.00; (ii) options to purchase 60,000 shares of common stock will vest on the first anniversary of the Effective Date, one third of such options have an exercise price of $4.50, one third of such options have an exercise price of $5.50 and one third of such options have an exercise price of $6.00; and (iii) options to purchase 60,000 shares of common stock will vest on second anniversary of the Effective Date, one third of such options have an exercise price of $4.50, one third of such options have an exercise price of $5.50 and one third of such options have an exercise price of $6.00. The options expire on June 20, 2023, subject to the terms of the Stock Option Agreement. In the event of a termination without Cause (and not due to Disability, as defined in the Employment Agreement) or for Good Reason (terms as defined in the Employment Agreement) or (B) a Change of Control (as defined in the Employment Agreement) the options will become exercisable in full, to the extent not then previously exercisable. The options are made and granted as a stand-alone award, separate and apart from, and outside of, the National Holdings Corporation 2013 Omnibus Incentive Plan. The options are intended to constitute an “employment inducement grant” under NASDAQ Listing Rule 5635(c)(4), and consequently are intended to be exempt from the NASDAQ rules regarding shareholder approval of stock option and stock purchase plans.

The Employment Agreement also contains customary confidentiality provisions, as well as non-solicitation provisions that extend for up to one-year following termination of Mr. Worman's employment with the Company.

Mr. Worman, age 56, served as served as Chief Financial Officer for the Americas to ICAP, PLC., a markets operator and provider of post trade risk mitigation and information services, for approximately the last four years. Prior to that, Mr. Worman served as COO of Finance for the Americas at Deutsche Bank. Mr. Worman has also held senior finance positions at Morgan Stanley and Merrill Lynch.

Mr. Worman has no direct or indirect interest in any transaction with the Company that would qualify as a related party transaction under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Worman and any other person pursuant to which he was appointed as the Company’s Executive Vice President – Finance.

The summaries of the Employment Agreement, the Option Grant Notice and the Stock Option Agreement are qualified in their entirety by reference to the full text of the Employment Agreement and the Option Grant Notice, copies of which are attached as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 8.01	Other Events

On May 13, 2015, the Company issued a press release relating appointment of Mr. Worman as the Company’s Executive Vice President – Finance. This press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits:

10.1	Employment Agreement, dated as of May 7, 2015 between National Holdings Corporation and Glenn S. Worman.

10.2	Nonqualified Inducement Stock Option Grant Notice, dated as of May 7, 2015, between National Holdings Corporation and Glenn S. Worman.

10.3	Stock Option Agreement, dated as of May 7, 2015, between National Holdings Corporation and Glenn S. Worman.

99.1	Press release issued by National Holdings Corporation on May 13, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Holdings Corporation
(Registrant)

Date: May 13, 2015	By:	/s/ Robert B. Fagenson
Robert B. Fagenson
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated as of May 7, 2015 between National Holdings Corporation and Glenn S. Worman.

10.2	Nonqualified Inducement Stock Option Grant Notice, dated as of May 7, 2015, between National Holdings Corporation and Glenn S. Worman.

10.3	Stock Option Agreement, dated as of May 7, 2015, between National Holdings Corporation and Glenn S. Worman.

99.1	Press release issued by National Holdings Corporation on May 13, 2015.